Thomas G. Miller
1545 E. Interstate 30
Rockwall, Texas 75087

September 21, 2006

S.E. Asia Trading Company, Inc
1545 E. Interstate 30
Rockwall, Texas 75087

Dear Sir or Madam:

Reference is made to the Share Exchange Agreement dated September 6, 2006 (the “Agreement”), between S.E. Asia Trading Company, Inc. (“SEAA”), Lotus Pharmaceutical International, Inc., (“Lotus”), Lotus’ owners of record of all of the issued and outstanding stock and myself. All capitalized terms not defined herein shall have the meanings set forth in the Agreement.

        This letter will confirm that immediately prior, and effective automatically as of, the closing of the Share Exchange as contemplated by the Agreement, I will resign as SEAA’s Chief Executive Officer, President and sole director.

Very truly yours,

/s/ Thomas G. Miller
Name:	Thomas G. Miller